Exhibit 10.17

June 5, 2013

MedWorth Acquisition Corp.

999 Brickell Avenue, Suite 800

Miami, FL 33131

Re:          Initial Public Offering of MedWorth Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between MedWorth Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc., as Representative (the “Representative”) of the Underwriters named in Schedule I thereto (together with the Representative, collectively the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”). Certain capitalized terms used herein are defined in Section 3 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree with the Company as follows:

1.          Each of the undersigned agrees that from the effective date of the Registration Statement on Form S-1 filed by the Company in connection with the IPO (the “Effective Date”) until the earlier of (i) the consummation of an Initial Business Combination or (ii) the liquidation of the Trust Account, Anthony Minnuto shall present to the Company any business combination opportunity with a Target Business prior to presenting such opportunity to Allied Medical Supply Inc. Each of Anthony Minnuto and Allied Medical Supply Inc. agrees that it will not pursue such business combination opportunity, directly or indirectly, unless and until a majority of the Company's disinterested independent directors has determined for any reason that the Company will not pursue such opportunity.

2.          Each of Anthony Minnuto and Allied Medical Supply Inc. has the full right and power, without violating any agreement by which he or it is bound, to enter into this letter agreement and such letter agreement is enforceable by its terms against each of the undersigned.

3.          As used herein, "Initial Business Combination" shall mean the acquisition by the Company, whether through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or similar type of transaction, of one or more business or entities (“Target Business” or “Target Businesses”), whose collective fair market value is equal to at least 80% of the balance in the trust account referenced in the Registration Statement on Form S-1 filed by the Company in connection with the IPO (“Trust Account”).

4.          The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

5.          This letter agreement shall be binding on the undersigned and the undersigned’s heirs, personal representatives, successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the liquidation of the Trust Account; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

6.          This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

7.          No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced and except with the consent of the Representative, which is an intended third party beneficiary of this letter agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

ALLIED MEDICAL SUPPLY INC.

By:	/s/ Anthony Minnuto
Name: Anthony Minnuto
Title: President

/s/ Anthony Minnuto
Anthony Minnuto

ACCEPTED AND AGREED:

MEDWORTH ACQUISITION CORP.

By:	/s/ Charles F. Fistel
Charles F. Fistel, Chief Executive Officer